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                                                                      EXHIBIT 11

                       AMERICAN INTERNATIONAL GROUP, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------
                                                               1998(A)           1997(B)
                                                              ----------        ----------
Numerator:
Net income (applicable to common stock).....................   $886,532          $780,935
                                                               ========          ========
Denominator:
Average outstanding shares used in the computation of per
  share earnings:
  Common stock..............................................    759,121           759,126
  Common stock in treasury..................................    (59,605)          (54,867)
                                                               --------          --------
Average outstanding shares -- basic.........................    699,516           704,259
                                                               --------          --------
Stock options (treasury stock method).......................      3,406             2,905
Stock purchase plan.........................................         60                47
                                                               --------          --------
Average outstanding shares -- diluted.......................    702,982           707,211
                                                               --------          --------
Net Income per share:
Basic.......................................................   $   1.27          $   1.11
                                                               --------          --------
Diluted.....................................................   $   1.26          $   1.10
                                                               --------          --------
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(a) The number of common shares outstanding as of March 31, 1998 was
    699,633,609. The number of common shares that would have been outstanding as of March 31, 1998 assuming the exercise or issuance of all potentially dilutive common shares is 703,282,415.

(b) The 1997 share information is adjusted for a common stock split in the form of a 50 percent common stock dividend paid July 25, 1997.